As filed with the Securities and Exchange Commission on June 17, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                             PROFORMIX SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                                 75-2228828
(State or other jurisdiction     (Primary Standard            (I.R.S. Employer
    of incorporation         Industrial Classification       Identification No.)
    or organization)                Code Number)

                                 50 Tannery Road
                          Branchburg, New Jersey 08876
                                 (908) 534-6400
                  (Address and Telephone Number of Registrant's
                     Principal Executive Office)(Zip Code)

                     2,264,866 Shares of Common Stock Issued
                   Pursuant to Written Compensation Contracts
                            (full title of the plans)

                              Jerry Swon, President
                                 50 Tannery Road
                          Branchburg, New Jersey 08876
                                 (908) 534-6400
  (Name, Address & Telephone number, including area code, of agent for service)

                                   Copies to:
                            Michael H. Freedman, Esq.
                   Silverman, Collura, Chernis & Balzano, P.C.
                       381 Park Avenue South - Suite 1601
                            New York, New York 10016
                                 (212) 779-8600

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                               Proposed         Proposed
Title of          Amount       maximum          maximum             Amount of
securities to     to be        offering price   aggregate           registration
be registered     registered   per share(1)     offering price(1)   fee
--------------------------------------------------------------------------------
Common Stock(1)   2,264,866    $4.75            $10,758,113.50      $3,260.03
--------------------------------------------------------------------------------

(1) Calculated in accordance with 457(c) using the average of the bid and asked price for the Common Stock on June 12, 1998.

          PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing information specified in Part 1 (plan information and registrant information) will be sent or given to the consultants as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part 2 of this form taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                             PROFORMIX SYSTEMS, INC.

              Cross-Reference Sheet Showing Location in Prospectus
                  of Information Required by Items of Form S-3

Form S-3 Items and Heading                             Location in Prospectus
--------------------------                             ----------------------

1.  Forepart of the Registration Statement
    and Outside Front Cover Page of Prospectus.........Front cover Page

2.  Inside Front And Outside Back Cover................Inside Front cover Page

3.  Summary Information, Risk Factors and Ratio
    of Earnings to Fixed Charges.......................The Company

4.  Use of Proceeds....................................Not Applicable

5.  Determination of Offering Price....................Not Applicable

6.  Dilution...........................................Not Applicable

7.  Selling Securityholders............................Selling Securityholders

8.  Plan of Distribution...............................Plan of Distribution

9.  Description of Securities to be Registered  .......Description of Securities

10. Interest of Named Experts and Counsel..............Legal Matters

11. Material Changes...................................Not Applicable

12. Incorporation of Certain Information by
    Reference..........................................Incorporation of
                                                         Certain Documents by
                                                         Reference
13. Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities........................................Indemnification of
                                                         Directors and Officers

RE-OFFER PROSPECTUS

                             PROFORMIX SYSTEMS, INC.
                                 50 Tannery Road
                          Branchburg, New Jersey 08876

      This Prospectus relates to offers and sales by certain officers, directors and key consultants ("Selling Securityholders") of Proformix Systems, Inc., a Delaware corporation ("Company") of shares of the Company's Common Stock, $.0001 par value ("Common Stock"), that have either been granted to such persons or that may be acquired by such persons pursuant to the exercise of stock options. The Company is registering the following securities granted pursuant to the following agreements: (i) 115,000 shares of Common Stock granted to B. Michael Pisani pursuant to a consulting agreement dated October 31, 1996, as amended May 15, 1998 ("Pisani Agreement"); (ii) 750,000 shares of Common Stock underlying stock options granted to Michael G. Martin pursuant to an employment agreement dated July 18, 1997, as amended ("Martin Agreement"); and (iii) 1,399,860 shares of Common Stock underlying stock options to Jerry Swon pursuant to an employment agreement ("Swon Agreement")(the Pisani Agreement, Martin Agreement and Swon Agreement are collectively referred to herein as the "Plans"). The shares of Common Stock that have been or will be acquired by such persons pursuant to the Plans are herein referred to as the "Shares".

      The Shares may be offered hereby from time to time by any and all of the Selling Securityholders named herein, for their own benefit. The Company will receive no portion of the proceeds of sales made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Securityholders will be borne by such Selling Securityholders.

      All or a portion of the shares of Common Stock offered hereby may be offered for sale, from time to time, on the OTC Bulletin Board ("Bulletin Board"), or otherwise, at prices and terms then obtainable. All brokers' commissions, concessions or discounts will be paid by the Selling Securityholders.

      The Selling Securityholders and any broker executing selling orders on behalf of the Selling Securityholders may be deemed to be an "underwriter" within the meaning of the Securities Act, in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

      The Company's Common Stock is quoted on the OTC Bulletin Board ("Bulletin Board") under the symbol PRFX. On June 12, 1998 the last sale price of the Common Stock as reported on the Bulletin Board was $4.75.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is June 17, 1998.

                               TABLE OF CONTENTS

                                                                            Page

Available Information.......................................................   7

The Company.................................................................   8

Risk Factors................................................................   9

Selling Securityholders.....................................................  11

Plan of Distribution........................................................  13

Incorporation of Certain Documents by Reference.............................  13

Description of Securities...................................................  14

Transfer Agent and Registrar................................................  15

Legal Matters...............................................................  15

Experts.....................................................................  15

Indemnification of Directors and Officers...................................  15

      No person is authorized to give any information or to make any representation, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Securityholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549.

      This Prospectus does not contain all of the information set forth in the Registration Statements of which this Prospectus is a part and which the Company has filed with the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof, copies of which can be inspected at, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above. Additional updating information with respect to the Company may be provided in the future by means of appendices or supplements to the Prospectus.

      The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Proformix Systems, Inc., 50 Tannery Road, Branchburg, New Jersey 08876 (908) 534-6400.

                                   THE COMPANY

      Proformix Systems, Inc. ("Company") was incorporated as a Delaware corporation on April 19, 1988 under the name Fortunistics Inc. On March 4, 1993 the Company changed its name to Whitestone Industries, Inc. On July 14, 1997, the Company changed its name to Proformix Systems, Inc.

      On July 2, 1997, the Company submitted a stock exchange offer to the shareholders of Proformix, Inc., a Delaware corporation. Prior to this stock exchange, the Company spun off the shares of its wholly owned subsidiary Golden Bear Entertainment Corporation to its then current shareholders in the form of a stock dividend. This distribution effectively eliminated all assets and liabilities from the books of the Company prior to the acquisition of Proformix, Inc. Holders of approximately 97% of Proformix, Inc. common stock have agreed to tender their respective common shares in exchange for the Company's common shares. On June 24, 1997,

      For accounting purposes, the reorganization has been treated as Proformix, Inc.'s acquisition of the Company and a recapitalization of Proformix, Inc. Subsequent to the reorganization, Proformix, Inc. operates as a subsidiary of the Company, however, the operations of the newly combined entity are currently comprised solely of the operations of Proformix, Inc.

      The Company designs, develops, manufactures, markets and distributes ergonomically designed computer keyboard trays, peripheral items and accessories (together, "Keyboarding System") designed to alleviate and prevent certain health problems believed to be related to the use of computers. The Company also markets a unique proprietary software suite under the name EMS(TM) which represents a comprehensive ergonomic-based productivity solution developed to train people working on computers, monitor computer-use related activities and evaluate a user's risk exposure and propensity towards injury or loss of effectiveness in connection with his/her day-to-day work.

      The Company's wholly-owned subsidiary, Corporate Ergonomic Solutions, Inc. ("Ergonomics") was incorporated in the State of New Jersey during October 1992. Ergonomics, which commenced operations in September 1997, was formed primarily to market the Company's products.

                                  RISK FACTORS

      The following factors should be considered carefully in evaluating the Company's business and before making any investment in the Company.

Substantial Competition

      Products developed for the computer workplace face intense competition. The Company will be at a competitive disadvantage in seeking to compete with other companies having more assets, larger technical staffs, established market shares and greater financial and operational resources than the Company. There can be no assurance that the Company will be able to meet the competition and operate profitably.

Possible Loss of Entire Investment

      The Shares offered hereby are highly speculative, involve a high degree of risk and should not be purchased by any person who cannot afford the loss of his entire investment. A purchase of the Company's stock in this Offering would be "unsuitable" for a person who cannot afford to sustain such a loss.

Dependence Upon Key Personnel

      The Company is substantially dependent upon the continued services of Michael G. Martin, its Chairman. The loss of the services of Mr. Martin through incapacity or otherwise would have a material adverse effect upon the Company's business and prospects. To the extent that his services become unavailable, the Company will be required to retain other qualified personnel, and there can be no assurance that it will be able to recruit and hire qualified persons upon acceptable terms. The Company maintains key person life and disability insurance on the life of Mr. Martin in the amount of $1,000,000.

Possible Volatility of Stock Price

      There can be no assurance that a public market price for the Common Stock will continue. The market prices of the Common Stock may be significantly affected by factors such as announcements by the Company or its competitors, as well as variations in the Company's results of operations and market conditions in general. The market prices may also be affected by movements in prices of stocks in general. The relatively limited amount of publicly trading shares (float) renders the Company's securities especially susceptible to sharp price fluctuations.

Penny Stock Regulations

      The Securities Enforcement Penny Stock Act of 1990 requires specific disclosure to be made available in connection with trades in the stock of companies defined as "penny stocks. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years; (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years; or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risk associated therewith as well as the written consent of the purchaser of such security prior to engaging in a penny stock transaction. The regulations on penny stocks may limit the ability of the purchasers of the Company's securities to sell their securities in the secondary marketplace. The Company's Shares are currently considered a penny stock.

No Cumulative Voting

      Holders of the Shares of Common Stock are not entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the holders of a majority of the shares present at a meeting of shareholders will be able to elect all of the directors of the Company, and the minority shareholders will not be able to elect a representative to the Company's board of directors.

No Foreseeable Dividends

      The Company does not anticipate paying dividends on its Common Stock in the foreseeable future but plans instead to retain earnings, if any, for the operation and expansion of its business.

                             SELLING SECURITYHOLDERS

      The Prospectus covers shares of Common Stock that have either been granted to the Selling Securityholders, named herein or to be supplementally named, or that may be acquired by such Selling Securityholders pursuant to the exercise of stock options, as of June 9, 1998.

      The following table sets forth the name of each Selling Securityholder, the nature of his or her position, office, or other material relationship with the Company, the number of shares of Common Stock beneficially owned by each Selling Securityholder prior to the offering, and the number of shares and (if one percent or more) the percentage of the class to be beneficially owned by such Selling Securityholder after the offering. Non-affiliate Selling Securityholders who hold less than 1,000 shares of Common Stock issued under the Plans and not named below may use this Prospectus for reoffers and resales of such Common Stock.

                                                                                Shares owned
                                                                               After Offering(2)
                                 Shares Owned          Number of Shares       ------------------
Name                             Prior to Offering(1)  Offered Herein         Number     Percent
----                             --------------------  --------------         ------     -------
B. Michael Pisani,               225,244(3)            115,000(4)             140,244      2.8%
 Consultant

Michael G. Martin,               1,410,153             750,000(5)             660,153      13.1%
 Chairman

Jerry Swon,                      1,589,866(7)          1,399,866(6)           190,000      3.8%
 President, CEO and Director

--------------------
** less than 1%

(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares of Common Stock when such person has the right to acquire within 60 days of June 9, 1998. For purposes of computing the percentage of outstanding shares of Common Stock held by each person named above, any security which such person has the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock which they beneficially own.

(2) For purposes of this table, the number and percentage of Shares owned after the offering presumes the sale and/or exercise of all Shares offered herein. The percentages are based on 5,044,659 shares of Common Stock outstanding.

(3) Includes (i) 57,677 shares of Common Stock due to be issued to Mr. Pisani pursuant to a debt assumption agreement dated April 17, 1997; and (ii) 15,000 shares of Common Stock to be issued pursuant to a consulting agreement.

(4)   Includes 15,000 shares of Common Stock to be issued.

(5) Represents 750,000 shares of Common Stock underlying a stock option exercisable at $4.00 per share and expiring on May 15, 2008.

(6) Includes 190,000 shares of Common Stock held by Jane Swon, Mr. Swon's wife.

(7) Represents (i) 900,000 shares of Common Stock underlying a stock option exercisable at $4.00 per share and expiring May 15, 2008; (ii) 166,622 shares of Common Stock underlying a stock option exercisable at $1.7338 and expiring on May 15, 1999; (iii) 166,622 shares of Common Stock underlying a stock option exercisable at $3.4676 per share and expiring on May 15, 1999; and (iv) 166,622 shares of Common Stock underlying a stock option exercisable at $5.6175 per share and expiring on May 15, 2000.

                              PLAN OF DISTRIBUTION

      The Selling Securityholders may sell shares of Common Stock in any of the following ways (i) through dealers; (ii) through agents; or (iii) directly to one or more purchasers. The distribution of the shares of Common Stock may be effected from time to time in one or more transactions (which may involve crosses or block transactions) (A) on Nasdaq or the BSE (or on such other national stock exchanges on which the shares of Common Stock may be traded from time to time) in transactions which may include special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with rules of such exchanges, (B) in the over-the-counter market, or (C) in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions. Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or fixed prices. The Selling Securityholders may effect such transactions by selling shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from Selling Securityholders and/or commissions from purchasers of shares of Common Stock for whom they may act as agent. The Selling Securityholders and any broker-dealers or agents that participate in the distribution of shares of Common Stock by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The documents listed below have been filed by the Company with the Commission and are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-KSB for its fiscal year ended December 31, 1997;

      (b) The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1998;

      (c) All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Exchange Act since the Company's fiscal year ended December 31, 1997.

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent hereto, but prior to the termination of the offering of securities made by this Prospectus shall be deemed to be incorporated by reference herein and to be part hereof from their respective dates of filing.

      Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                            DESCRIPTION OF SECURITIES

      The Company is authorized to issue 30,000,000 shares of Common Stock, $.0001 par value ("Common Stock") and 3,000,000 shares of preferred stock, $.001 par value. 2,500 shares of preferred stock have been designated Cumulative Preferred Stock, $.001 par value, of which 10 shares are outstanding.

Common Stock

      Holders of Common Stock are entitled to one vote per share on each matter submitted to vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and therefore, holders of a majority of the outstanding shares of Common Stock will be able to elect the entire board of directors of the Company. The Company's board of directors has authority, without action by the Company's shareholders, to issue all or any portion of the authorized but unissued shares of Common Stock, which would have the effect of reducing the percentage of securities ownership of the Company's shareholders and diluting the book value of the Common Stock.

      Shareholders of the Company have no preemptive rights to acquire additional shares of Common Stock. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the holders of shares of Common Stock are entitled to share equally in corporate assets after the holders, if any, of Preferred Stock and after satisfaction of liabilities. Holders of Common Stock are entitled to receive such dividends as the Company's board of directors may from time to time declare out of funds legally available for the payment thereof. The Company has never paid cash dividends on its Common Stock and does not anticipate that it will pay such dividends in the future.

Cumulative Preferred Stock

      Holders of Cumulative Preferred Stock are entitled to receive out of the surplus or net profits of the Company, cumulative dividends at the rate of 9% per annum, payable as and when declared by the Board of Directors of the Company, before any dividends shall by declared or paid upon Common Stock. The Cumulative Preferred Stock ranks, with respect to dividend rights, rights on liquidation, winding up and dissolution, and rights upon redemption, prior to all classes of Common Stock. Holders of Cumulative Preferred Stock are not entitled to any voting rights.

      In the event of liquidation, dissolution, or winding up of the affairs of the Company, after payment of debts and other liabilities of the Company, holders of Cumulative Preferred Stock are entitled to receive out of the remaining net assets of the Company the amount of $100,000 for each share of Cumulative Preferred Stock held ("Liquidation Price"). The Company may redeem the Cumulative Preferred Stock by paying to the holders thereof the Liquidation Price for each share of Cumulative Preferred Stock held, together with any accrued and unpaid dividends.

                          TRANSFER AGENT AND REGISTRAR

      The Transfer Agent and Registrar for the Common Stock of the Company is Securities Transfer Corp., 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248.

                                  LEGAL MATTERS

      The legality of the shares offered hereby has been passed upon for the Company by Silverman, Collura, Chernis & Balzano, P.C., 381 Park Avenue South, Suite 1601, New York, New York 10016. Paul Chernis, Anthony M. Collura and Ronald Balzano, partners in the law firm Silverman, Collura, Chernis & Balzano, P.C., the Company's securities counsel, are holders of an aggregate of 40,000 stock options for the purchase of the Company's common stock at $2.00 per share. The stock options are exercisable during the four year period commencing October 15, 1998 and vests at 25% per year.

                                     EXPERTS

      The Company's consolidated financial statements incorporated in this Registration Statement by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997 have been audited by Rosenberg, Rich, Baker, Berman & Company, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion) and have been so incorporated in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the General  Corporation  Law of the State of Delaware  and
Article 7 of the Company's Articles of Incorporation contain provisions for indemnification of officers, directors, employees and agents of the Company. The Articles of Incorporation require the Company to indemnify such persons to the full extent permitted by Delaware law. Each person will be indemnified in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the Company. Indemnification would cover expenses, including attorney's fees, judgments, fines and amounts paid in settlement.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expense incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Company in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      The documents listed below have been filed by the Company with the Commission and are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-KSB for its fiscal year ended December 31, 1997;

      (b) The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1998;

      (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the Company's fiscal year ended December 31, 1996.

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent hereto, but prior to the termination of the offering of securities made by this Prospectus shall be deemed to be incorporated by reference herein and to be part hereof from their respective dates of filing.

      Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES

      The Company is authorized to issue 30,000,000 shares of Common Stock, $.0001 par value ("Common Stock") and 3,000,000 shares of preferred stock, $.001 par value. 2,500 shares of preferred stock have been designated Cumulative Preferred Stock, $.001 par value, of which 10 shares are outstanding.

Common Stock

      Holders of Common Stock are entitled to one vote per share on each matter submitted to vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and therefore, holders of a majority of the outstanding shares of Common Stock will be able to elect the entire board of directors of the Company. The Company's board of directors has authority, without action by the Company's shareholders, to issue all or any portion of the authorized but unissued shares of Common Stock, which would have the effect of reducing the percentage of securities ownership of the Company's shareholders and diluting the book value of the Common Stock.

      Shareholders of the Company have no preemptive rights to acquire additional shares of Common Stock. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the holders of shares of Common Stock are entitled to share equally in corporate assets after the holders, if any, of Preferred Stock and after satisfaction of liabilities. Holders of Common Stock are entitled to receive such dividends as the Company's board of directors may from time to time declare out of funds legally available for the payment thereof. The Company has never paid cash dividends on its Common Stock and does not anticipate that it will pay such dividends in the future.

Cumulative Preferred Stock

      Holders of Cumulative Preferred Stock are entitled to receive out of the surplus or net profits of the Company, cumulative dividends at the rate of 9% per annum, payable as and when declared by the Board of Directors of the Company, before any dividends shall by declared or paid upon Common Stock. The Cumulative Preferred Stock ranks, with respect to dividend rights, rights on liquidation, winding up and dissolution, and rights upon redemption, prior to all classes of Common Stock. Holders of Cumulative Preferred Stock are not entitled to any voting rights.

      In the event of liquidation, dissolution, or winding up of the affairs of the Company, after payment of debts and other liabilities of the Company, holders of Cumulative Preferred Stock are entitled to receive out of the remaining net assets of the Company the amount of $100,000 for each share of Cumulative Preferred Stock held ("Liquidation Price"). The Company may redeem the Cumulative Preferred Stock by paying to the holders thereof the Liquidation Price for each share of Cumulative Preferred Stock held, together with any accrued and unpaid dividends.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

      Paul Chernis, Anthony M. Collura and Ronald Balzano, partners in the law firm Silverman, Collura, Chernis & Balzano, P.C., the Company's securities counsel, are holders of an aggregate of 40,000 stock options for the purchase of the Common Stock at $2.00 per share. The stock options are exercisable during the four year period commencing October 15, 1998 and vests at 25% per year.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the General  Corporation  Law of the State of Delaware  and
Article 7 of the Company's Articles of Incorporation contain provisions for indemnification of officers, directors, employees and agents of the Company. The Articles of Incorporation require the Company to indemnify such persons to the full extent permitted by Delaware law. Each person will be indemnified in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the Company. Indemnification would cover expenses, including attorney's fees, judgments, fines and amounts paid in settlement.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expense incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Company in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8. EXHIBITS

      4.1 Consulting Agreement between B. Michael Pisani and the Company dated October 31, 1996, as amended May 15, 1998.

      4.2   Employment Agreement between Jerry Swon and the Company.**

      4.3 Employment Agreement between Michael G. Martin and the Company dated July 17, 1998. Amendment to be filed.**

      5.1   Opinion of Silverman, Collura, Chernis & Balzano, P.C.

      23.1  Consent of Silverman,  Collura, Chernis & Balzano, P.C. (included in
            Exhibit 5.1)

      23.2  Consent of Rosenberg, Rich, Baker, Berman & Company

      ** to be filed by amendment.

ITEM 9. UNDERTAKINGS

      (a) The undersigned registrant hereby undertakes;

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

      Provided however that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

      (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirement of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, therewith duly authorized, on June 16, 1998.

                                               PROFORMIX SYSTEMS, INC.

                                               By: /s/ Jerry Swon
                                                   -----------------------------
                                                   Jerry Swon, President

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Jerry Swon, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for his and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities with Proformix Systems, Inc. and on the dates indicated.


Signature                          Title                          Date
---------                          -----                          ----

/s/ Jerry Swon                     President, Chief Executive     June 16, 1998
------------------------------        Officer and Director
Jerry Swon                            (Principal Executive
                                      Officer)

/s/ Joerg H. Klaube                Chief Financial Officer        June 16, 1998
------------------------------        (Principal Financial
Joerg H. Klaube                       Officer)


/s/ Michael G. Martin              Chairman of the Board          June 16, 1998
------------------------------
Michael G. Martin

                                   Director                       June   , 1998
------------------------------
Peter Buscetto

/s/ Paul Chernis                   Director                       June 16, 1998
------------------------------
Paul Chernis